EXHIBIT 10.2
------------

                                LOAN PURCHASE AGREEMENT


              THIS LOAN PURCHASE AGREEMENT (this "Purchase Agreement") is made as of ___________________, 2001, by BANK OF HAWAII, a Hawaii banking corporation ("Seller"), AMFAC HAWAII, LLC , a Hawaii limited liability company ("Purchaser"), WAIKELE GOLF CLUB, INC., a Hawaii corporation ("Borrower"), and AMFAC HAWAII, LLC., a Hawaii limited liability company ("Guarantor").

                                   R E C I T A L S:

     A. Seller and Borrower entered into that certain Amended and Restated Term Loan Agreement dated February 4, 1997, as amended by that certain First Amendment to Loan dated June 1, 1999, and as further amended by that certain Second Amendment to Loan dated as of May 1, 2000 (as amended, the "Loan Agreement"), pursuant to which Seller loaned Borrower the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (the "Loan") on terms and in accordance with conditions set forth in said Loan Agreement. All capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Loan Agreement.

     B. The Loan is evidenced by that certain Amended and Restated Note dated February 4, 1997, made, executed and delivered by Borrower to the Seller (the "Promissory Note").

     C. As security for all obligations owed under the Loan and evidenced by the Promissory Note, Borrower made, executed and delivered to Seller the following:

       (i) Mortgage, Security Agreement and Financing Statement dated September 28, 1993, recorded in the Bureau of Conveyances of the State of Hawaii (the "Bureau") as Document No. 93-162322, and filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii ("Land Court") as Document No. 2072517 and noted on Transfer Certificates of Title Nos. 418,785 and 428, 219 (the "Mortgage");

       (ii) Assignment of Lessor's Interest dated September 28, 1993, recorded in said Bureau as Document No. 93-162324 (the "Assignment");

       (iii) Financing Statement recorded in said Bureau as Document No. 99-063378 (the "UCC-1"); and

       (iv) Guaranty dated September 28, 1993 (the "Guaranty") made, executed and delivered by Amfac/JMB Hawaii, Inc., a Hawaii corporation ("Amfac/JMB"), pursuant to which Amfac/JMB agreed to guarantee all amounts owing by Borrower under the Loan. Amfac/JMB merged with and into Guarantor. Guarantor, as successor by merger to Amfac/JMB, assumed all of Amfac/JMB's obligations under the Guaranty.

     D. The Mortgage, the Assignment and the UCC-1 were amended by that certain Amendment to Mortgage and other Loan Documents dated February 4, 1997, recorded in said Bureau as Document No. 97-018384, filed in said Land Court as Document No. 2364828 and noted on Transfer Certificate of Title
Nos. 418,785 and 428, 219.

     E. The Loan Agreement, the Note, the Mortgage, as amended, the Assignment, as amended, the UCC-1, and the Guaranty shall sometimes hereinafter be collectively referred to as the "Loan Documents."

     F. Seller has now agreed to sell, transfer and assign all of its right, title and interest in and to the Loan and the Loan Documents to

Purchaser, and Purchaser has agreed to purchase the Loan and the Loan Documents from Seller.

       NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

     A.       PURCHASE OF LOAN AND PAYMENT

          1. PURCHASE OF THE LOAN AND THE LOAN DOCUMENTS. At Closing (as defined below), Seller agrees to sell, transfer and assign all of its right, title and interest in and to the Loan and the Loan Documents (which term shall include, without limitation, for purposes of this Purchase Agreement, all unpaid principal and accrued and unpaid interest under the Note as of Closing, any other guaranty, agreement or instrument inuring to the benefit of Seller as the holder of the Loan, all other right, title, privileges, and appurtenances owned by Seller, if any, and in any way related to, or used in connection with, the ownership of the Loan, and any and all assignable lender title policies, utility, escrow, accumulator, security, damage, lease rent, tax and insurance accounts or any other deposits existing in connection with the Loan), WITHOUT RECOURSE, to Purchaser, and Purchaser agrees to acquire all of Seller's right, title and interest in and to the Loan and the Loan Documents, and shall assume as of Closing all obligations of Seller in connection with the Loan and the Loan Documents, subject to and in accordance with the terms of this Purchase Agreement.

              In lieu of Purchaser's acquisition of Seller's right, title and interest in and to the Loan and the Loan Documents, Purchaser, at its option, and upon reasonable notice to Seller prior to Closing, may elect to close this transaction by way of payment of the amount of the Purchase
Price (defined below) and release of the Loan Documents, in which case the closing procedures set forth herein would be modified accordingly.

          2. PURCHASE PRICE. The total purchase price for the Loan and the Loan Documents shall be the sum of_________________________THIRTEEN MILLION AND NO/100 DOLLARS (US $13,000,000.00) (the "Purchase Price"), which amount shall be payable at Closing as follows:

               (a) Concurrently with the execution of this Agreement, Purchaser shall immediately deliver the sum of ONE HUNDRED FIFTY THOUSAND
AND NO/100 DOLLARS ($150,000.00) (the "Initial Deposit") to Seller to be applied against the Purchase Price at Closing.

               (b) On or before December 1, 2001, Purchaser shall deliver the sum of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) (the "Supplemental Deposit") (together with the Initial Deposit, the "Deposit") to Seller to be applied against the Purchase Price at closing.

               (c) At Closing, Purchaser shall pay the remaining balance of the Purchase Price in cash or immediately available funds as Seller may designate.

The Deposit shall either be applied to the Purchase Price at Closing, or, if Closing has not occurred due to Purchaser's default (as set forth in Section F.1 below), Seller shall be entitled to keep the entire Deposit as liquidated damages and shall have such other remedies as are set forth in Section F below.

          3. PURCHASER'S ACKNOWLEDGMENT. Purchaser has made all such independent investigations as Purchaser deemed necessary or appropriate concerning the Loan and the Loan Documents. Purchaser is not relying in any way upon any representations (except as set forth in Section G below and as otherwise set forth in this Purchase Agreement), statements, agreements, warranties, studies, reports, description or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding the Loan and the Loan Documents.

     B.       THE PURCHASE DOCUMENTS

              The Loan and the Loan Documents shall be sold, transferred and assigned by Seller's execution and delivery of the following documents to Purchaser at Closing:

       (1) Assignment of Seller's interest in the Loan Documents, a copy of which is attached hereto as Exhibit "A", together with an Indorsement, a copy of which is attached hereto as Exhibit "B", attached to and indorsing over the original Note to Purchaser;

       (2) A UCC Financing Statement (Assignment), a copy of which is attached hereto as Exhibit "C"; and

       (3) Such other documents and instruments, the forms of which shall be reasonably acceptable to Seller and Purchaser, as shall be necessary or appropriate to carry out the terms of this Purchase Agreement (the foregoing are collectively referred to as the "Purchase Documents").

     C.       ESCROW

              Escrow will be opened with the main office of Title Guaranty Escrow Services, Inc. (Attention: Glen Y. Ajimine and Barbara
Paulo)("Escrow Agent"). Seller and Purchaser shall provide Escrow Agent with such other information, documents and instruments as Escrow Agent may reasonably require to enable Escrow Agent to close the transaction contemplated by this Purchase Agreement.

     D.       CONDITIONS PRECEDENT TO CLOSING

          1. Satisfaction of each of the following shall be a condition precedent to Closing:

               (a) The representations and warranties made by Seller and Purchaser under this Purchase Agreement shall remain true and correct as of Closing.

               (b) Purchaser shall have deposited with Escrow Agent, the Purchase Price (less the Deposit), together with other fees and costs to be paid by Purchaser hereunder, and Purchaser shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Purchase Agreement to be delivered, performed, observed and complied with by Purchaser prior to or as of Closing.

               (c) Seller shall have executed and delivered the documents to Escrow Agent required under Section E.2.b below, together with such fees and costs as are to be paid by Seller hereunder, and Seller shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Purchase Agreement to be delivered, performed, observed and complied with by Seller prior to or as of Closing.

     E.       CLOSING

          1. CLOSING. The closing date or closing ("Closing") shall occur on or before December 14, 2001.

          2.         DELIVERIES AT CLOSING.

               a. BY PURCHASER. Purchaser shall deliver or cause to be delivered to Escrow Agent not later than 12:00 noon (Hawaii time) on the business day prior to Closing:

       (1) the Purchase Price (less the Deposit), together with fees for the recordation of all recordable documents, one-half (1/2) of all escrow fees and, if required by Purchaser, the cost of a lender's title policy or endorsement to Seller's Lender's title policy.

               b. BY SELLER. Seller shall deliver or cause to be delivered to Escrow Agent the following items not later than 12:00 noon (Hawaii time) on the business day prior to Closing:

       (1) the Promissory Note, indorsed by way of a separate indorsement "Pay to the Order of [Purchaser] without recourse";


       (2) an Assignment of Seller's interest in the Loan Agreement and the Loan Documents;

       (3)    A UCC-2 Financing Statement (Assignment); and

       (4)    one-half (1/2) of the escrow fees.

          3. COSTS. Except as may otherwise be expressly provided herein, each party shall pay for its own fees and costs incurred in connection with this transfer, including attorneys' fees and costs incurred in the preparation and negotiation of this Purchase Agreement and the Purchase Documents.

          4. TERMINATION OF THIS PURCHASE AGREEMENT. If Closing does not occur on or before December 14, 2001, or if the parties mutually agree to terminate this Purchase Agreement, then unless the Closing has been extended by mutual agreement of the parties, this Purchase Agreement shall be deemed terminated, and the respective obligations of the parties pursuant to this Purchase Agreement shall also be deemed terminated, except that Seller shall be entitled to retain the Deposit as long as such termination does not result from a mutual agreement or failure by Seller to perform its obligations hereunder. Notwithstanding any provision hereof to the contrary, any termination of this Purchase Agreement pursuant to this section shall not release any party hereto from liability for any breach of this Purchase Agreement occurring prior to the termination of this Purchase Agreement.

     F.       DEFAULT AND REMEDIES

          1. PURCHASER'S DEFAULT. If Purchaser fails or refuses to consummate the purchase of the Loan and the Loan Documents pursuant to this Purchase Agreement at Closing, or fails to perform any of Purchaser's other obligations under this Purchase Agreement either prior to or at Closing for any reason other than termination of this Purchase Agreement by Purchaser pursuant to a right so to terminate expressly set forth in this Purchase Agreement or Seller's failure to perform Seller's obligations under this Purchase Agreement, then Seller shall have the right, as its sole and exclusive remedy, to terminate this Purchase Agreement by giving written notice of the termination to Purchaser prior to or at Closing, whereupon neither party shall have any further rights or obligations under this Purchase Agreement, and Seller shall be entitled to retain the Deposit as liquidated damages free of any claims by Purchaser or any other person with respect thereto, and exercise any other right or remedy Seller may have at law or in equity by reason of the default, including, but not limited to, the recovery of attorneys' fees incurred by Seller in connection therewith.

          2. SELLER'S DEFAULT. If Seller fails or refuses to consummate the sale of the Loan and the Loan Documents pursuant to this Purchase Agreement at Closing or fails to perform any of Seller's other obligations under this Purchase Agreement either prior to or at Closing for any reason other than the termination of this Purchase Agreement either prior to or at Closing for any reason other than the termination of this Purchase Agreement by Seller pursuant to a right so to terminate expressly set forth in this Purchase Agreement or Purchaser's failure to perform Purchaser's obligation under this Purchase Agreement, then Purchaser shall have the right to (i) enforce specific performance of Seller's obligations under this Purchase Agreement, (ii) terminate this Purchase Agreement by giving written notice of the termination to Seller prior to or at Closing, whereupon neither party shall have any further rights or obligations under this Purchase Agreement, and Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other person with respect thereto, or
(iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of the default, including but not limited to the recovery of attorneys' fees incurred by Purchaser in connection therewith.

     G.       REPRESENTATIONS AND WARRANTIES

          1. BY SELLER. Seller hereby represents and warrants to Purchaser that:


               (a) At Closing, Purchaser will acquire good title to the Loan and its interest in the Loan Documents, free and clear of any and all encumbrances.

               (b) Seller has the right, power, legal capacity, and authority to execute and deliver this Purchase Agreement, to sell the Loan Documents and to consummate the transactions contemplated by this Purchase Agreement. This Purchase Agreement has been duly and validly executed and delivered by Seller, constitutes the valid legal and binding agreement of Seller, and is enforceable against Seller in accordance with its terms. No approval of any person or entity is required for the execution of this Purchase Agreement by Seller or the consummation of any of the transactions contemplated by this Purchase Agreement.

               (c) To the knowledge of Seller, the execution, delivery and performance of this Purchase Agreement and the endorsement and delivery of the Loan and the Loan Documents do not and will not contravene or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect and applicable to Seller, or result in a breach of, or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or any loan, credit, or other agreement to which Seller is a party or by which Seller may be bound or affected.

               (d) Seller agrees that prior to Closing or until the termination of this Purchase Agreement, Seller will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants, or conditions of any of the Loan and the Loan Documents, nor enter into any other agreements affecting the Loan and the Loan Documents without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

               (e) The individual/individuals and entity/entities executing this Purchase Agreement and any and all documents contemplated in it on behalf of Seller has or have the legal power, right, and actual authority to bind Seller to the terms and conditions in this Purchase Agreement and in those documents.

               (f) Seller agrees that if any of the representations and warranties made by Seller pursuant to this Purchase Agreement shall be determined to be false or incorrect, or if Seller shall fail to perform any of the obligations, conditions or agreements set forth in this Purchase Agreement, then Seller agrees to indemnify, defend and hold harmless Purchaser from and against any and all damages, claims, losses, expenses, obligations and liabilities (including, without limiting the generality of the foregoing, liabilities for taxes and reasonable attorneys' fees suffered, directly or indirectly by Purchaser).

              EXCEPT AS SET FORTH ABOVE, SELLER MAKES NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH OR DIRECTLY RELATING TO THE LOAN AND THE LOAN DOCUMENTS OR THE COLLATERAL RELATING THERETO.

          2. BY PURCHASER. Purchaser hereby represents and warrants for the benefit of Seller that:

               (a) Purchaser has the right, legal capacity, and authority to execute and deliver this Purchase Agreement and to consummate the transactions contemplated by this Purchase Agreement. This Purchase Agreement has been duly and validly executed and delivered by Purchaser, constitutes the valid legal and binding agreement of Purchaser, and is enforceable against Purchaser in accordance with its terms. No approval of any person or entity is required for the execution of this Purchase Agreement by Purchaser or the consummation of any of the transactions contemplated by this Purchase Agreement.

               (b) Purchaser has independently made its own analysis of the Loan and the Loan Documents based on such documents and information as it has deemed appropriate, and has independently decided to purchase the Loan and the Loan Documents on the terms and conditions set forth in this Purchase Agreement. Purchaser expressly acknowledges that Purchaser's acquisition of all of Seller's right, title and interest in and to the Loan and the Loan Documents hereunder is and shall be on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis.

               (c) The Purchase Price and the terms and conditions of the acquisition are the result of arms'-length bargaining between the parties.

               (d) Purchaser will purchase the Loan and the Loan Documents WITHOUT RECOURSE TO SELLER for any default under the Loan and the Loan Documents by (i) Borrower, (ii) any assignee or transferee of Borrower, or (iii) any subsequent assignee or transferee of Borrower's rights and obligations under the Loan and the Loan Documents.

               (e) Closing of Purchaser's acquisition of the Loan and the Loan Documents is not contingent on the occurrence of any other matter or event including, without limitation, Purchaser obtaining any consent or approval or Purchaser's obtaining or otherwise qualifying for financing.

               (f) Purchaser agrees that if any of the representations and warranties made by Purchaser pursuant to this Purchase Agreement shall be determined to be false or incorrect, or if Purchaser shall fail to perform any of the obligations, conditions or agreements set forth in this Purchase Agreement, then Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all damages, claims, losses, expenses, obligations and liabilities (including, without limiting the generality of the foregoing, liabilities for taxes and attorneys' fees suffered, directly or indirectly by Seller).

          3. BY BORROWER. Borrower hereby represents and warrants for the benefit of Seller and Purchaser that:

               (a) The Loan Documents are genuine, Borrower had full authority and capacity to contract under the Loan Documents, and Borrower is currently obligated under the Loan Documents.

               (b) There is no contract, agreement, instrument, document or written or oral understanding which amends or modifies or rearranges any of the Loan Documents or which diminishes or impairs the obligation of Borrower or any obligor to pay the indebtedness evidenced by the Note or to perform fully the obligations of such Borrower or obligor in strict accordance with the Loan Documents, or which voids the liens created by the Mortgage, and the Assignment, or which would permit Borrower or any obligor to void or avoid its obligations in whole or in part.

               (c) Except as otherwise disclosed to the other parties in writing, Borrower has not received any notices of any condemnation actions, special assessments or increases in the assessed valuation of the Property for taxes or other impositions of any nature which are pending or being contemplated with respect to the Property or any portion hereof.

               (d) Borrower has not received any notice of any violation of any ordinance, regulation, law or statute of any governmental agency pertaining to the Property or any portion thereof.

               (e) To the best of Borrower's knowledge (i) all existing utilities on the Property enter the Property through adjoining public streets or private lands in accordance with valid public or private easements that will inure to the benefit of Purchaser, upon a foreclosure of the Property by Purchaser and Purchaser's successors and assigns, and
(ii) all of said utilities have been fully installed and are operating, with all installation and connection charges paid in full.

               (f) Borrower has not received any notice that any fee or leasehold owner of the Property (the "Owner") failed to file or has improperly filed any tax return or report required to be filed by the Owner, or that the Owner has not paid all taxes, charges or assessments now owing by the Owner (except current taxes and assessments now owing by the Owner) (except current taxes and assessments not yet delinquent) which would in any way now or hereafter constitute a lien against the Property or any part thereof; and no action or proceeding is pending by a governmental agency or authority for the assessment or collection of such taxes, charges, or assessments against the Owner.

               (g) Borrower accepts all terms and conditions of the sale of the Loan Documents and of this Purchase Agreement, including, but not limited to, Borrower's release of Seller.

               (h) Borrower's execution of this Purchase Agreement has been duly authorized, has been approved by all necessary actions of Borrower and will not violate Borrower's organic documents or any agreement, law or regulation to which Borrower is subject.

               (i) Borrower agrees that if any of the representations and warranties made by Borrower pursuant to this Purchase Agreement shall be determined to be false or incorrect, or if Borrower shall fail to perform any of the obligations, conditions or agreements set forth in this Purchase Agreement, or if any obligation imposed on Borrower hereunder shall become unenforceable, then Borrower agrees to jointly and severally indemnify and hold harmless Lender and all of Lender's affiliates, parents, subsidiaries, directors, officers and employees (together, the "Lender Group") from and against any and all damages, claims, losses, expenses, obligations and liabilities (including, without limiting the generality of the foregoing, liabilities for taxes and attorneys' fees suffered, directly or indirectly by Lender or Lender Group). Any payments made to Lender and/or Lender Group by Borrower for indemnification purposes will be sufficient to place Lender and Lender Group in the same position had the breach not occurred. Therefore, such payments will be based on an after-tax basis assuming that the payments are fully taxable and that Lender and Lender Group are in the maximum marginal federal and state income tax bracket.

          4. BY GUARANTOR. Guarantor hereby represents and warrants for the benefit of Seller and Purchaser that:

               (a) The Loan Documents are genuine, Guarantor had full authority and capacity to contract under the Loan Documents, and Guarantor is currently obligated under the Loan Documents.

               (b) There is no contract, agreement, instrument, document or written or oral understanding which amends or modifies or rearranges any of the Loan Documents or which diminishes or impairs the obligation of Guarantor or any obligor to pay the indebtedness evidenced by the Note or to perform fully the obligations of Guarantor or such obligor in strict accordance with the Loan Documents, or which voids the liens created by the Mortgage, and the Assignment, or which would permit Guarantor or any obligor to void or avoid its obligations in whole or in part.

               (c) Guarantor accepts all terms and conditions of the sale of the Loan Documents and of this Purchase Agreement, including, but not limited to, Guarantor's release of Seller.

               (d) Guarantor's execution of this Purchase Agreement has been duly authorized, has been approved by all necessary actions of Guarantor and will not violate Guarantor's organic documents or any agreement, law or regulation to which Guarantor is subject.

               (e) Guarantor agrees that if any of the representations and warranties made by Guarantor pursuant to this Purchase Agreement shall be determined to be false or incorrect, or if Guarantor shall fail to perform any of the obligations, conditions or agreements set forth in this Purchase Agreement, or if any obligation imposed on Guarantor hereunder shall become unenforceable, then Guarantor agrees to jointly and severally indemnify and hold harmless Lender and all of Lender's affiliates, parents, subsidiaries, directors, officers and employees (together, the "Lender
Group") from and against any and all damages, claims, losses, expenses, obligations and liabilities (including, without limiting the generality of the foregoing, liabilities for taxes and attorneys' fees suffered, directly or indirectly by Lender or Lender Group). Any payments made to Lender and/or Lender Group by Guarantor for indemnification purposes will be sufficient to place Lender and Lender Group in the same position had the breach not occurred. Therefore, such payments will be based on an after-tax basis assuming that the payments are fully taxable and that Lender and Lender Group are in the maximum marginal federal and state income tax bracket.

     H.       RELEASE OF SELLER

              As further consideration for Seller's execution of this Purchase Agreement, Borrower, Guarantor and Purchaser hereby agree that from and after Closing, Borrower, Guarantor and Purchaser shall release, remise and forever discharge Seller, and Seller's shareholders, subsidiaries, affiliates, directors, officers, agents, employees, representatives and attorneys, from any and all claims, demands, causes of action, obligations, damages and liabilities previously arising out of, existing at Closing, or arising thereafter in connection with the Loan and the Loan Documents, unless (i) any of the terms, conditions, covenants, agreements, obligations, representations and warranties made by Seller shall be determined to be false or incorrect or unenforceable at Closing or Seller shall have breached any of its covenants, agreements or obligations under this Purchase Agreement and/or the Purchase Documents; or (ii) the claim, demand, causes of action, obligations, damage and liability was permitted or caused to be permitted by Seller.

     I.       RELEASE BY SELLER

              Seller hereby agrees that from and after the Closing Date, Seller shall release, remise and forever discharge Borrower, Guarantor and Borrower's and Guarantor's respective shareholders, subsidiaries, affiliates, directors, officers, agents, employees, representatives and attorneys, from any and all claims, demands, causes of action, obligations, damages and liabilities previously arising out of, existing at Closing, or arising thereafter in connection with the Loan Documents; provided, however, that such release (i) shall not apply to, or affect Purchaser's exercise of, any rights conveyed by Seller to Purchaser under this Purchase Agreement; and (ii) shall not apply to any breach of Borrower of its covenants, agreements, representations and warranties under this Purchase Agreement.

     J.       MISCELLANEOUS

          1. SURVIVAL. Except as otherwise expressly set forth herein, all warranties, representations, covenants, obligations and agreements contained in this Purchase Agreement shall survive Closing hereunder. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

          2. FURTHER INSTRUMENTS. Whenever and as often as it shall be requested to do so by any other party hereto, each party hereto shall cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be reasonably necessary or proper, to carry out the intent and purpose of this Purchase Agreement.

          3. WAIVER OF TRIAL BY JURY. The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Purchase Agreement or the Loan and the Loan Documents. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Purchase Agreement. In the event of litigation, this Purchase Agreement may be filed as a written consent to a trial by the Court.

          4. CUMULATIVE REMEDIES. No remedy conferred upon any party in this Purchase Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

          5. PROPRIETARY INFORMATION. Should this transaction fail to close for any reason whatsoever, then Purchaser agrees and represents that all documents and information which may be obtained from Seller are proprietary and confidential information of Seller. Purchaser warrants that it shall not (i) retain, or recreate from memory, any such documents and information, or (ii) disseminate any such documents and information to any third party. Should Purchaser breach any of its agreements or representations contained in this section, then Seller, in addition to all other remedies available, shall be entitled to obtain injunctive relief prohibiting Purchaser from breaching any of such agreements or representations.

          6. NO WAIVER. No waiver by any party of any breach of this Purchase Agreement or of any warranty or representation hereunder shall be deemed a waiver of any other breach hereunder (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by any party hereunder following a default shall be deemed to be a waiver of any breach of this Purchase Agreement or of any representation or warranty hereunder, whether or not the party accepting such payment or performance knows of such breach at the time it accepts such payment or performance. No failure or delay by any party hereunder to exercise any right it may have by reason of any other party's default hereunder shall operate as a waiver of default or modification of the Loan and the Loan Documents or this Purchase Agreement or shall prevent the exercise of any right by any other party hereunder.

          7. NO THIRD PARTY BENEFICIARIES. Nothing in this Purchase Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto, and subject to any restrictions on assignment herein contained, the respective successors and assigns of the parties hereto.

          8. AMENDMENTS. This Purchase Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.

          9. ATTORNEYS' FEES. If any lawsuit is commended to enforce any of the terms of this Purchase Agreement, the prevailing party will have the right to recover its actual attorneys' fees and costs of suit from the unsuccessful party to such lawsuit. This subparagraph shall survive
Closing or termination of this Purchase Agreement.

          10. NO AGREEMENT ON VALUE. The parties hereto specifically acknowledge and agree that the Purchase Price does not necessarily reflect the parties' views regarding the value of the Loan and the Loan Documents or the Project.

          11. NOT A SECURITY. The parties hereto agree and acknowledge that it is not their intent hereunder or in connection herewith to engage in the purchase and sale of a security. Nevertheless, in the event that any regulatory authority deems the sale of the Loan and the Loan Documents to be a sale of a security, Purchaser hereby represents and warrants that it is acquiring the Loan and the Loan Documents as an investment for its own account and not with a view to or for the purpose of resale or distribution thereof or any interest therein.

          12. NO LIABILITY FOR TAX CONSEQUENCES. By signing below, each party hereto agrees and acknowledges that no other party hereto shall have any liability or responsibility of any kind to any other party hereto for any foreign, U.S. federal, state or other tax consequences incurred by such party or otherwise resulting from the transactions contemplated by this Purchase Agreement.

          13. BROKERAGE. Each party warrants and represents to the other that it has not engaged the services of any broker, finder, salesperson or other similar party in connection with this transaction and agrees to indemnify, defend and hold harmless the other parties against any claims for commissions, fees or other payments made to any person claiming to have been employed by or to have provided services to the indemnifying party.

          14. ENTIRE AGREEMENT. This Purchase Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

          15. TIME OF THE ESSENCE. Time is of the essence of this Purchase Agreement.

          16. NOTICES. Any notice which a party is required or may desire to give any other party hereunder shall be in writing and may be sent by personal delivery, facsimile transmission or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

              To Purchaser:       Amfac Hawaii, LLC
                                  900 North Michigan Avenue
                                  Chicago, Illinois  60611
                                  FAX:   (312) 915-1275
                                  Attention: Mr. Gary Nickele

              To Seller:          Bank of Hawaii
                                  21st Floor, Pacific Century Tower
                                  130 Merchant Street
                                  Honolulu, Hawaii  96813
                                  FAX:   (808) 537-8185
                                  Attention:    Ms. Noreen Gouveia

              To Borrower:        Waikele Golf Club, Inc.
                                  900 North Michigan Avenue
                                  Chicago, Illinois  60611
                                  FAX:   (312) 915-2310
                                  Attention: Mr. Stephen A. Lovelette

              To Guarantor:       Amfac Hawaii, LLC
                                  900 North Michigan Avenue
                                  Chicago, Illinois  60611
                                  FAX:  (312) 915-1275
                                  Attention:  Mr. Gary Nickele

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any notice given by personal delivery or by facsimiles transmission shall be deemed given upon delivery of the same to the party addressed.

          17. CONFIDENTIALITY. Seller and Purchaser shall keep the terms of this Purchase Agreement strictly confidential and shall not disclose or permit their respective employees or agents to disclose the terms of this Purchase Agreement (except for reasonably necessary disclosures to each of their respective attorneys, accountants, agents, lenders and representatives).

          18. NO PARTY DEEMED DRAFTER. Each party has cooperated in the drafting and preparation of this Purchase Agreement. Hence, in any construction to be made of this Purchase Agreement, the same shall not be construed against any party. Each term of this Purchase Agreement is contractual and not merely a recital.

          19. GOVERNING LAW. This Purchase Agreement shall be construed and enforced in accordance with the laws of the State of Hawaii.

          20. COUNTERPARTS; FACSIMILE SIGNATURE. This Purchase Agreement may be executed in any number of counterparts so long as each signatory hereto executes at least one such counterpart. Each such counterpart shall constitute one original, but all such counterparts taken together shall constitute one and the same instrument. This Purchase Agreement shall be fully effective and binding notwithstanding the fact that one or more parties may sign this Purchase Agreement by telefacsimile. Any party who signs this Purchase Agreement by telefacsimile shall promptly transmit to the other parties a signature page bearing such party's original signature, but any party's failure to do so shall not affect the enforceability and binding effect of this Purchase Agreement.

              IN WITNESS WHEREOF, Purchaser and Seller have executed this Purchase Agreement as of the date first above written.

                                         SELLER:

                                         BANK OF HAWAII, a Hawaii banking
corporation



                                         By: _________________________________
                                             Name:
                                             Title:


                                         PURCHASER:

                                         AMFAC HAWAII, LLC, a Hawaii limited
liability company



                                         By: _________________________________
                                             Name:
                                             Title:


                                         BORROWER:

                                         WAIKELE GOLF CLUB, INC., a Hawaii
corporation



                                         By: _________________________________
                                             Name:
                                             Title:

                                         GUARANTOR:

                                         AMFAC HAWAII, LLC., a Hawaii
                                         limited liability company



                                         By: _________________________________
                                             Name:
                                             Title:

ACKNOWLEDGMENT AND CONSENT

              The undersigned participants in the $25,000,000 loan made by Bank of Hawaii to Waikele Golf Club, Inc., do hereby acknowledge and consent to the attached Loan Purchase Agreement dated as of ____________, 2001, pursuant to which said loan is being sold to __________________.

DATED:  ______________, 2001             CENTRAL PACIFIC BANK


                                         _________________________________
                                         Name:
                                         Title:


DATED:  ______________, 2001             CITY BANK


                                         _________________________________
                                         Name:
                                         Title: